Exhibit 4.1

PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT

Common Stock
of
Medalist Diversified REIT, Inc.

This Subscription Agreement relates to my/our agreement to purchase ____ shares of the common stock, $0.01 par value (the “Shares”) to be issued by Medalist Diversified REIT, Inc., a Maryland corporation (the “REIT”), for a purchase price of $10.00 per Share), for a total purchase price of $______________ (“Subscription Price”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular for the sale of the Shares, dated ____________, 2016 (collectively, the “Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Circular.

Simultaneously with the execution and delivery hereof, I am (a) depositing funds into the online brokerage account custodied by FOLIOfn Investments, Inc., a clearing broker-dealer (the "Clearing Agent") in the amount of my Subscription Price, (b) (i) sending a check in the amount of my Subscription Price, (ii) wiring funds in the amount of my Subscription Price, (iii) or transferring electronic funds via ACH in the amount of my Subscription Price, each to Branch Banking & Trust Company (the “Escrow Agent”), or (c) following achievement of the minimum offering amount and if the Shares are made DTC (as defined below) eligible, authorizing my broker-dealer to coordinate payment of my Subscription Price and delivery of Shares through its electronic order procedures for settlement through the Depository Trust Company (“DTC”). I understand that if I wish to purchase Shares, I must either (a) (i) go to the Clearing Agent’s website, www.folioinvesting.com and select “Open an Account”, (ii) complete the process to open an account with Clearing Agent, (iii) select “Private Securities” and then select this Offering, and (iv) complete this Subscription Agreement, or such portions thereof as not completed in the foregoing process, online and submit the applicable Subscription Price from my account maintained by the Clearing Agent, (b) send this completed Subscription Agreement to your broker-dealer or registered investment advisor, as applicable, and send my Subscription Price to the Escrow Agent, or (c) if the minimum offering amount is reached and the Shares are DTC eligible, complete this Subscription Agreement as instructed by your broker dealer and authorize your broker-dealer to coordinate payment of your Subscription Price and delivery of Shares through its electronic order procedures for settlement through DTC. My Subscription Price will either be held (a) in my account that my broker-dealer or I have opened with the Clearing Agent, or (b) in the Escrow Account by the Escrow Agent, each in compliance with SEC Rule 15c2-4, with funds released to the Company only after the Company has achieved the minimum offering amount as described in the Circular. In the event that the Company does not achieve the minimum offering amount then the offered Shares will not be sold to investors pursuant to this offering.

PLEASE NOTE: FOR ANY SUBSCRIPTIONS THROUGH THE CLEARING AGENT, THE CERTIFICATIONS AND SIGNATURE PROVIDED BELOW SHALL BE MADE VIA THE CLEARING AGENT'S ONLINE PORTAL. THE INITIAL INFORMATION PROVIDED IN SECTIONS 1 AND 2 BELOW SHALL BE SUBMITTED VIA THE CLEARING AGENT'S INITIAL ACCOUNT APPLICATION PROCEDURE AS SET FORTH AT www.folioinvesting.com. THE CERTIFICATIONS PROVIDED IN SECTION 3 AND THEREAFTER SHALL BE PROVIDED VIA THE CLEARING AGENT'S ONLINE OFFERING FORM FOR THE SHARES LOCATED AT www.folioinvesting.com.

Checks: Make your check payable to “Branch Banking and Trust Company as Escrow Agent for Medalist Diversified REIT, Inc.” and deliver the check to the Escrow Agent at the following address:

Branch Banking and Trust Company

Attn: Corporate Trust Services

223 West Nash Street

Wilson, NC 27893

Please send this completed Subscription Agreement to your broker-dealer or registered investment advisor, as applicable. Your broker-dealer or registered investment advisor will send this Subscription Agreement to Moloney Securities Co., Inc., our dealer-manager, at the address below.

Moloney Securities Co., Inc.

Attn: Don Hancock

13537 Barrett Parkway Drive, Suite 300

Manchester, Missouri 63021

Wire Transfers and Electronic Funds Transfers

Branch Banking and Trust Company

ABA: 053101121

Account: 0001689180244

DDA #168-9180244

Attn: Trust Dept/Trust A/C #1880003555

In order to induce the REIT to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the REIT and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1. Type of Ownership (Select only one.)

Non-Custodial Ownership	Custodial Ownership

☐           Individual — One signature required.

☐           Joint Tenants with Rights of Survivorship — All parties must sign.

☐           Community Property — All parties must sign.

☐           Tenants in Common — All parties must sign.

☐           Uniform Gift to Minors Act — State of ______ Custodian signature required.

☐           Uniform Transfer to Minors Act — State of _____ Custodian signature required.

☐           Qualified Pension or Profit Sharing Plan — Include plan documents.

☐           Trust — Include title, signature and “Powers of the Trustees” pages.

☐           Corporation — Include corporate resolution, articles of incorporation and bylaws. Authorized signature required.

☐           Partnership — Include partnership agreement. Authorized signature(s) required.

☐           Other (Specify) — ___________________________ Include title and signature pages.

☐             Traditional IR — Owner and custodian signatures required.

☐             Roth IRA — Owner and custodian signatures required.

☐             Simplified Employee Pension/Trust (SEP) — Owner and custodian signatures required.

☐             KEOGH — Owner and custodian signatures required.

☐             Other — ________________________________ Owner and custodian signatures required.

Custodian Information    (To be completed by custodian.)

______________________________________________________

Name of Custodian:

______________________________________________________

Mailing Address:

______________________________________________________

City:

______________________________________________________

State:      Zip Code:

______________________________________________________

Custodian Tax ID #:

______________________________________________________

Custodian Account #:

______________________________________________________

Custodian Phone #:

______________________________________________________

2. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner: (Please print name(s) to whom shares are to be registered.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:
E-mail Address:
Joint-Owner/Minor: (If applicable.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:
Trust:
Name of Trust:	Tax ID #:	Date of Trust:
Name(s) of Trustee(s)*:	Name(s) of Beneficial Owner(s)*:
Beneficial Owner(s) Street Address:	City:	State:	Zip Code:
Social Security #:	Date of Birth:	Occupation:
Corporation/Partnership/Other:
Entity Name:	Tax ID #:	Date of Entity Foundation:
Name of Officer(s), General Partner or other Authorized Person(s):
Street Address:	City:	State:	Zip Code:

*If there is more than one trustee or beneficial owner, we will require documents for the requested information for each additional trustee and/or beneficial owner.

3. Investor Eligibility Certifications

I understand that to purchase Shares, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the act, or I must limit my investment in the Shares to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities.  I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of your primary residence).  In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

I hereby represent and warrant that I meet the qualifications to purchase Shares because (please mark one):

___	I am a natural person, and the aggregate purchase price for the Shares I am purchasing in the Offering does not exceed 10% of my net worth or annual income, whichever is greater.

___	I am a non-natural person, and the aggregate purchase price for the Shares I am purchasing in the Offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year.

___	I am an accredited investor.

If you marked that you are an accredited investor, please mark as appropriate below.

If a natural person, I hereby represent and warrant that (mark as appropriate):

___	(a) That I have an individual net worth, or joint net worth with my spouse, of more than $1,000,000; or

___	(b) That I have individual income in excess of $200,000 or joint income with my spouse in excess of $300,000, in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year.

If other than a natural person, I represent and warrant that I am: (mark as appropriate):

___	(a) a corporation, Massachusetts or similar business trust, partnership, or organization described in Code Section 501(c)(3), not formed for the specific purpose of acquiring the Shares, with total assets over $5,000,000;

___	(b) a trust, with total assets over $5,000,000, not formed for the specific purpose of acquiring the Shares and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares as described in Rule 506(b)(2)(ii) under the Act;

___	(c) a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

___	(d) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

___	(e) a small business investment company licensed by the Small Business Administration under Section 301(c) or (d) or the Small Business Investment Act of 1958, as amended

___	(f) an employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if such employee benefit plan has total assets over $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

___	(g) a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended);

___	(h) a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, or any insurance company as defined in Section 2(13) of the Securities Act;

___	(i) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets of more than $5,000,000; or

___	(j) an entity in which all of the equity owners are accredited investors.

4. I understand that the REIT reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extend no accepted, unused funds transmitted herewith shall be returned to the undersigned in full, with any interest accrued thereon.

5. I have received the Circular.

6. I accept the terms of the Articles of Incorporation of Medalist Diversified REIT, Inc.

7. I am purchasing the Shares for my own account.

8. I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The REIT will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Virginia without giving effect to the principles of conflict of laws.

9. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. This Subscription Agreement will be available to you and the REIT, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on the Clearing Agent web site or from the Escrow Agent, as appropriate. You and the REIT each hereby consents and agrees that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the REIT.

You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement you consent to be legally bound by this Subscription Agreement's terms and conditions. Furthermore, you and the REIT each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties.

If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Executed this____day of_____________20___.

X

Signature (Investor, or authorized signatory)

Title:

X

Joint Signature (Investor, or authorized signatory)

Title:

SUBSCRIPTION	Medalist Diversified REIT, Inc.
ACCEPTED	a Maryland corporation

By: ________________________

Its: _________________________

Dated: